QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

         Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2002

JKC Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-9502 (Commission File Number)	13-3016967 (I.R.S. Employer Identification No.)
1385 Broadway New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant's telephone number, including area code: (212) 840-0880

Item 5.    Other Events

        On August 2, JKC Group, Inc., formerly Stage II Apparel Corp., entered into a stock purchase agreement with Zi Corporation for the purchase of all the outstanding capital stock of MagicVision Media Inc., as described in a press release included as an exhibit to this report and incorporated herein by reference.

        (c) Exhibits.

Exhibit Number	Exhibit
10.1	Stock Purchase Agreement dated as of August 2, 2002 among JKC Group, Inc., JKC Alberta Ltd. and Zi Corporation.
10.2	2002 Stock Option Plan
20.1	Press Release dated August 6, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JKC GROUP, INC.
By:	/s/ RICHARD SISKIND Richard Siskind Chief Executive Officer (Duly Authorized Officer) (Principal Executive Officer)

Date: August 6, 2002

QuickLinks

FORM 8-K
Item 5. Other Events
SIGNATURES